G. Brad Beckstead, CPA
Certified Public Accountant
                                       330 Warm Springs Road
                                         Las Vegas, NV 89119
                                                702.257.1984
                                          702.362.0540 (fax)



Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I have issued my report dated April 3, 2002, accompanying the financial statements of Quality Exchange, Inc. on Form 10-KSB for the year ended December 31, 2001 and for the period of June 3, 1998 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report on the Annual Report of Quality Exchange, Inc. on Form 10-KSB.

Signed,

/s/ G. Brad Beckstead, CPA
------------------------------
March 24, 2003